Exhibit 4.2

MERCEDES-BENZ RETAIL RECEIVABLES LLC,
as Depositor,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Owner Trustee

AMENDED AND RESTATED TRUST AGREEMENT

Dated as of January 1, 2025

i

		Page

ARTICLE EIGHT

COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE

Section 8.01.	Owner Trustee’s Fees and Expenses	28
Section 8.02.	Indemnification	28
Section 8.03.	Payments to the Owner Trustee	28

ARTICLE NINE

TERMINATION OF TRUST AGREEMENT

Section 9.01.	Termination of Trust Agreement	29

ARTICLE TEN

SUCCESSOR AND ADDITIONAL OWNER TRUSTEES

Section 10.01.	Eligibility Requirements for Owner Trustee	31
Section 10.02.	Resignation or Removal of Owner Trustee	31
Section 10.03.	Successor Owner Trustee	32
Section 10.04.	Merger or Consolidation of Owner Trustee	32
Section 10.05.	Appointment of Co-Trustee or Separate Trustee	33

ARTICLE ELEVEN

REGULATION AB

Section 11.01.	Intent of the Parties; Reasonableness	35
Section 11.02.	Representations and Warranties	35
Section 11.03.	Information to Be Provided by the Owner Trustee	35

ARTICLE TWELVE

MISCELLANEOUS

Section 12.01.	Supplements and Amendments	37
Section 12.02.	Limitations on Rights of Others	38
Section 12.03.	Notices	39
Section 12.04.	Severability	39
Section 12.05.	Counterparts	39
Section 12.06.	Successors and Assigns	39
Section 12.07.	No Petition	39
Section 12.08.	Table of Contents and Headings	39
Section 12.09.	GOVERNING LAW; SUBMISSION TO JURISDICTION	40
Section 12.10.	WAIVER OF JURY TRIAL	41

Page

Section 12.11.	Electronic Signatures	41

EXHIBITS

Exhibit A – Form of Certificate	A‑1
Exhibit B – Form of Certificate of Trust	B‑1
Exhibit C – Form of Repurchase Request Notice	C‑1

This AMENDED AND RESTATED TRUST AGREEMENT, dated as of January 1, 2025 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is between MERCEDES-BENZ RETAIL RECEIVABLES LLC, a Delaware limited liability company, as depositor (the “Depositor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Owner Trustee”).

WHEREAS, the parties hereto entered into a Trust Agreement, dated as of October 8, 2024 (the “Original Trust Agreement”), and filed a certificate of trust with the Secretary of State of the State of Delaware pursuant to which Mercedes-Benz Auto Receivables Trust 2025-1 was formed; and

WHEREAS, the parties hereto are entering into this Agreement pursuant to which, among other things, the Original Trust Agreement will be amended and restated.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01.  Capitalized Terms; Rules of Usage.  Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement, dated as of January 1, 2025, among the Issuer, the Depositor and Mercedes-Benz Financial Services USA LLC, which Appendix is hereby incorporated into and made a part of this Agreement.  Appendix A also contains rules as to usage applicable to this Agreement.

ARTICLE TWO

ORGANIZATION

Section 2.01.  Name.  The trust created pursuant to the Original Trust Agreement and continued hereby shall be known as “Mercedes-Benz Auto Receivables Trust 2025-1”, in which name the Owner Trustee may conduct the business of the Issuer, make and execute contracts and other instruments on behalf of the Issuer and sue and be sued.

Section 2.02.  Office.  The office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Indenture Trustee and the Certificateholders.

Section 2.03.  Purposes and Powers.

(a)          The purpose of the Issuer is to engage in the following activities:

(i)           to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to convey and deliver the Securities upon the written order of the Depositor;

(ii)          to issue additional notes or certificates pursuant to one or more supplemental indentures or amendments to this Agreement and to transfer all or a portion of such securities to the Depositor, subject to compliance with the Basic Documents, in exchange for all or a portion of the Certificates; provided, that:

(A)          the rights of the holders of such additional securities, when taken as a whole, are no greater than the rights of the Certificateholders immediately prior to the issuance of such additional securities (unless all Noteholders otherwise consent);

(B)          the Rating Agencies have provided written confirmation that the issuance of the additional securities will not adversely affect the ratings of any outstanding Class of Notes or, if then rated by any Rating Agency, of the Certificates; and

(C)          the Depositor delivers an opinion to the Trustees that the issuance of the additional securities will not (1) adversely affect in any material respect the interest of any Noteholder, (2) cause any Outstanding Note to be deemed sold or exchanged for United States federal income tax purposes, (3) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes or (4) adversely affect the treatment of the Outstanding Notes as debt for United States federal income tax purposes;

(iii)        to enter into and perform its obligations under any interest rate protection or swap agreement or agreements between the Issuer and one or more counterparties;

(iv)         to permit the Depositor, with the proceeds of the sale of the Notes, to (A) purchase the Receivables on the Closing Date, (B) fund the Reserve Fund with an amount equal to the Reserve Fund Deposit, (C) pay the organizational, start-up and transactional expenses of the Issuer and (D) to retain the balance;

(v)          to pay interest on and principal of the Notes to the Noteholders and to cause any Excess Collections to be paid to the Certificateholders in accordance with the Indenture;

(vi)         to Grant the Trust Property to the Indenture Trustee pursuant to the Indenture to secure payments on the Notes;

(vii)        to enter into and perform its obligations under the Issuer Basic Documents; and

(viii)       to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

(b)          The Issuer is hereby authorized to engage in the foregoing activities.  The Issuer shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement and the other Basic Documents.

Section 2.04.  Appointment of Owner Trustee.  The Depositor hereby confirms the appointment of the Owner Trustee as trustee of the Issuer effective as of the date of the Original Trust Agreement, to have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act.

Section 2.05.  Initial Capital Contribution of Trust Property.  The Depositor has previously sold, assigned, transferred, conveyed and set over to the Owner Trustee, as of the date of the Original Trust Agreement, the sum of $1.  The Owner Trustee hereby acknowledges receipt in trust from the Depositor, of the foregoing contribution, which shall constitute the initial Owner Trust Estate.  The Depositor shall pay the organizational expenses of the Issuer as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.  On the Closing Date, the Depositor will sell, transfer, assign and convey to the Issuer certain property to be included in the Trust Property pursuant to the Sale and Servicing Agreement, and the Issuer will issue and convey the Securities to or upon the order of the Depositor.

Section 2.06.  Declaration of Trust.  The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Issuer under the Basic Documents.  It is the intention of the parties that (i) the Issuer constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust and (ii) solely for United States federal income and franchise tax purposes, the Issuer shall be treated as a fixed investment trust or grantor trust or, if not so treated and there is only one beneficial owner of the equity of the Issuer, as an entity that is disregarded as separate from such owner.  If, however, the Issuer is not treated as a fixed investment trust or a grantor trust for such purposes, and there are two or more beneficial owners of the equity of the Issuer, the Issuer shall be treated as a partnership (other than an association or publicly traded partnership) for purposes of United States federal income, State and local income and franchise tax and any other income taxes, with the assets of the partnership being the Receivables and other assets held by the Issuer, the partners of the partnership being the Certificateholders and any Holders of Notes that are required by the IRS to be treated as equity in the Issuer, and the remaining Notes constituting indebtedness of the partnership.  The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the foregoing characterization of the Issuer for such tax purposes.  Effective as of the date hereof, the Owner Trustee shall have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Issuer as set forth in Section 2.03(a).  The Owner Trustee has filed the Certificate of Trust with the Secretary of State.

Section 2.07.  Liability of Certificateholders.  The Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

Section 2.08.  Title to Trust Property.  Legal title to the Trust Property shall be vested at all times in the Issuer as a separate legal entity except where Applicable Law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be; provided, that concurrently with or prior to title being deemed to be vested in a co-trustee and/or separate trustee, such trustee must provide a written grant of a security interest in the Trust Property to the Indenture Trustee and must authorize the filing of one or more financing statements to perfect the Indenture Trustee’s security interest.

Section 2.09.  Situs of Issuer.  The Issuer will be located and administered in the State of Delaware and the State of Michigan.  Any bank accounts maintained by the Owner Trustee on behalf of the Issuer shall be located in the States of Delaware or New York.  The Issuer shall not have any employees in any State other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or outside of the State of Delaware.  Payments will be received by the Issuer only in the States of Delaware or New York, and payments will be made by the Issuer only from the States of Delaware or New York.  The only office of the Issuer will be at the Corporate Trust Office of the Owner Trustee in the State of Delaware.

Section 2.10.  Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Owner Trustee that:

(i)           The Depositor is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii)          The Depositor is not a Benefit Plan.

(iii)        The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to so qualify or obtain such licenses and approvals would, in the reasonable judgment of the Depositor, materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

(iv)        The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms and to transfer and assign the property to be transferred and assigned to and deposited with the Issuer; and the execution, delivery and performance of this Agreement and such transfer, assignment and deposit have been duly authorized by the Depositor by all necessary limited liability company action.

(v)         This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a Proceeding in equity or at law.

(vi)        The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any properties of the Depositor pursuant to the terms of any such material indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any Applicable Law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any Governmental Authority having jurisdiction over the Depositor or its properties.

(vii)       To the knowledge of the Depositor, there are no Proceedings or investigations pending or threatened against the Depositor before any Governmental Authority having jurisdiction over the Depositor or its properties (a) asserting the invalidity of any Basic Document, (b) seeking to prevent the consummation of any of the transactions contemplated by any Basic Document, (c) seeking any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any Depositor Basic Document or (d) seeking any determination or ruling that would adversely affect the United States federal income tax attributes of the Issuer or the Securities.

Section 2.11.  Tax Matters.  The Certificateholders acknowledge that it is their intent and that they understand it is the intent of the Depositor and the Servicer that, for purposes of United States federal income, State and local income and franchise taxes and any other taxes, the Issuer shall be treated as a fixed investment trust or grantor trust or, if not so treated and there is only one beneficial owner of the equity of the Issuer, as an entity that is disregarded as separate from such owner.  If, however, the Issuer is not treated as a fixed investment trust or as a grantor trust for such purposes, and if there are two or more beneficial owners of the equity of the Issuer, the Issuer shall be treated as a partnership (other than an association or publicly traded partnership) for purposes of United States federal income, State and local income and franchise taxes and any other taxes, and income, gain or loss of the Issuer for any month as determined for United States federal, State and local income and franchise tax purposes shall be allocated among the Certificateholders as of the Record Date occurring within such month, in proportion to their ownership of the Certificate Percentage Interests on such date.  The Depositor hereby agrees and each Certificateholder by acceptance of a Certificate agrees to such treatment and each agrees to take no action inconsistent with the foregoing characterization.

The Depositor is authorized to modify the allocations in this Section if necessary or appropriate, in its sole discretion, for the allocations to reflect fairly the economic income, gain or loss to the Certificateholders or as otherwise required by the Code.

ARTICLE THREE

CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01.  Initial Ownership.  Upon the formation of the Issuer by the contribution and conveyance by the Depositor as described in Section 2.05 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Issuer.

Section 3.02.  The Certificates.

(a)          The Certificates shall be issued in one or more registered, definitive, physical certificates substantially in the form of Exhibit A.  The Certificates may be in printed or typewritten form and shall be executed on behalf of the Issuer by manual or facsimile signature of an Authorized Officer of the Owner Trustee.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

(b)          If Transfer of a Certificate is permitted pursuant to this Section and Section 3.04, the transferee of such Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Certificate duly registered in such transferee’s name pursuant to Section 3.04.

(c)          The Depositor as the sole initial Certificateholder may exchange all or a portion of the Certificates for additional securities issued by the Issuer pursuant to one or more supplemental indentures to the Indenture or amendments to this Agreement.  Such additional securities may consist of one or more classes of notes, certificates or other securities, as directed by the Depositor, each having the characteristics, rights and obligations as may be directed by the Depositor (which may include subordination to one or more other classes of such additional securities), so long as the following conditions are satisfied: (i) the rights of the holders of such additional securities, when taken as a whole, are no greater than the rights of the Certificateholders immediately prior to the issuance of such additional securities (unless the Holders of 100% of the Notes Outstanding otherwise consent); (ii) the Rating Agencies have provided written confirmation that the issuance of such additional securities will not adversely affect the ratings of the Notes; and (iii) the Depositor has provided to the Trustees an Opinion of Counsel to the effect that the issuance of such additional securities will not (A) adversely affect in any material respect the interests of any Noteholder, (B) cause any Note to be deemed sold or exchanged for United States federal income tax purposes, (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes or (D) adversely affect the treatment of the Notes as debt for United States federal income tax purposes.  Without limiting the foregoing, one or more classes of such additional securities may, if so directed by the Depositor, be secured by all or a portion of the Trust Estate, so long as such security interest is subordinated in priority to the security interest granted to the Noteholders pursuant to the Indenture.  Subject to this Section and the terms of the other Basic Documents, the Issuer will take (at the expense of the Depositor) all actions requested by the Depositor to facilitate the issuance and sale of any such additional securities or the grant and perfection of any security interest granted pursuant to this Section, including the authorization of the filing of any financing statements in jurisdictions deemed necessary or advisable by the Depositor to perfect such security interest.

Section 3.03.  Authentication and Delivery of Certificates.  Concurrently with the sale of the Receivables to the Issuer pursuant to the Sale and Servicing Agreement, the Owner Trustee shall execute the Certificates on behalf of the Issuer, and cause the Certificates to be authenticated and delivered to or upon the written order of the Depositor, signed by its president, any Vice President, its treasurer, any assistant treasurer, its secretary or any assistant secretary, without further limited liability company action by the Depositor.  No Certificate shall entitle the respective Certificateholder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Certificate Registrar or its authenticating agent, by manual signature; and such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  Upon issuance, authentication and delivery pursuant to the terms hereof, the Certificates will be entitled to the benefits of this Agreement.

Section 3.04.  Registration, Transfer and Exchange of Certificates.

(a)          The Indenture Trustee initially shall be the registrar (the “Certificate Registrar”) for the purpose of registering Certificates and Transfers of Certificates as herein provided.  The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and the registration of Transfers of Certificates.  Upon any resignation of any Certificate Registrar, the Owner Trustee, on behalf of the Issuer, shall, upon receipt of written instructions from the Depositor, promptly appoint a successor thereto.

No transfer of a Certificate shall be made to any Person unless (i) the Certificate Registrar has received an opinion of Independent counsel that such action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes and (ii) such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholder.  For the avoidance of doubt, any transfer of a Certificate by a Certificateholder other than the initial Certificateholder or a transfer of all of the Certificates to an Affiliate of the transferee also must comply with the foregoing provision.  No Certificate (other than the Certificates issued to and held by the Depositor) may be subdivided upon transfer or exchange in a manner such that the resulting Certificate represents less than a 2.00% Certificate Percentage Interest (or such other amount as the Depositor may determine in order to prevent the Issuer from being treated as a “publicly traded partnership” under Section 7704 of the Code, but in no event less than a 1.00% Certificate Percentage Interest).

(b)          The Certificates may not be acquired by or for the account of a Person that is not a United States person within the meaning of Section 7701(a)(30) of the Code, unless an Opinion of Counsel is delivered to the Certificate Registrar to the effect that such transfer to a non-United States person will not cause the Issuer to be (i) subject to an additional United States federal income tax or to be required to withhold tax with respect to such transferee or (ii) treated as engaged in a United States trade or business within the meaning of the Code.  Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have represented and warranted that such Certificateholder is not a Benefit Plan or other employee benefit plan or arrangement that is any plan subject to Similar Law and is not a Person acting on behalf of a Benefit Plan or other employee benefit plan or arrangement that is any plan subject to Similar Law or a Person using the assets of a Benefit Plan or other employee benefit plan or arrangement that is any plan subject to Similar Law to effect the transfer of such Certificate.

To the extent permitted under Applicable Law (including ERISA), neither the Owner Trustee nor the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of any Certificate that is in fact not permitted under Applicable Law (including ERISA) or for taking any other action with respect to such Certificate under the provisions of this Agreement so long as such Transfer was registered by the Owner Trustee or the Certificate Registrar in accordance with this Agreement.

(c)          Upon surrender by a Certificateholder for registration of Transfer of any Certificate at the office or agency of the Certificate Registrar to be maintained as provided in Section 3.08, and upon compliance with any provisions of this Agreement relating to such Transfer, the Owner Trustee shall execute on behalf of the Issuer and the Owner Trustee or the Certificate Registrar shall authenticate and deliver to the Certificateholder making such surrender, in the name of the designated transferee or transferees, one or more new Certificates in any authorized denomination evidencing the same aggregate Certificate Percentage Interest.  Each Certificate presented or surrendered for registration of Transfer shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-9, and such other documentation as may be required by the Owner Trustee in order to comply with Applicable Anti-Money Laundering Law, in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the Certificateholder or its attorney duly authorized in writing.  Each Certificate presented or surrendered for registration of Transfer shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.  No service charge shall be made for any registration of Transfer of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer of Certificates.  No Transfer will be effectuated hereunder unless the Owner Trustee has received the transfer documentation required hereunder.

(d)          All Certificates surrendered for registration of Transfer, if surrendered to the Issuer, the Certificate Registrar or any agent of the Owner Trustee or the Issuer under this Agreement, shall be delivered to the Owner Trustee or the Certificate Registrar and promptly cancelled by it, and no Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Owner Trustee and the Certificate Registrar shall dispose of cancelled Certificates in accordance with their normal practice.

(e)          As of the date hereof, the Depositor intends to retain the Certificates.  Although there is no present intent to effect any subsequent transfer of the Certificates, in the event that the Depositor does intend at any time to transfer any of the Certificates to a third party, the parties to this Agreement will amend this Agreement as necessary to prevent any application of the Treasury Regulations under Section 385 of the Code (including any subsequent or successor provision) that would result in the recharacterization of any of the Notes as equity.

Section 3.05.  Mutilated, Destroyed, Lost or Stolen Certificates.

(a)          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Certificate has been acquired by a Protected Purchaser, the Owner Trustee or the Certificate Registrar on behalf of the Issuer shall execute and the Owner Trustee or the Certificate Registrar or either of their authenticating agents shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of a like tenor and Certificate Percentage Interest.  If, after the delivery of such replacement Certificate or payment of a destroyed, lost or stolen Certificate, a Protected Purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Issuer, the Owner Trustee and the Certificate Registrar shall be entitled to recover such replacement Certificate (or such payment) from the Person to whom such replacement Certificate was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Owner Trustee or the Certificate Registrar in connection therewith.  Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

(b)          Upon the issuance of any replacement Certificate under this Section, the Issuer may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such issuance and any other reasonable expenses (including the fees and expenses of the Owner Trustee) related thereto.

(c)          Every replacement Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

(d)          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.06.  Persons Deemed Certificateholders.  Prior to due presentation of a Certificate for registration of Transfer, the Owner Trustee, the Certificate Registrar, the Paying Agent and their respective agents may treat the Person in whose name such Certificate is registered in the Certificate Register (as of the day of determination) as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar, the Paying Agent or their respective agents shall be bound by any notice to the contrary.

Section 3.07.  Access to List of Certificateholders’ Names and Addresses.  The Certificate Registrar shall furnish or cause to be furnished to the Servicer, the Depositor and the Trustees, as the case may be, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Servicer, the Depositor or either Trustee, as the case may be, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date.  If three or more Certificateholders, or one or more Holders of Certificates evidencing not less than 25% of the aggregate Certificate Percentage Interests (hereinafter referred to as the “Applicants”), apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such Applicants propose to transmit (which shall be deemed to be a purpose reasonably related to the Applicants’ interest in the Issuer), then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the current list of Certificateholders.  Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.08.  Maintenance of Office or Agency.  The Issuer shall maintain an office or offices or agency or agencies where notices and demands to or upon the Issuer or the Owner Trustee in respect of the Basic Documents may be served.  The Issuer initially designates the Corporate Trust Office of the Owner Trustee for such purposes and will promptly notify the Depositor and the Owner Trustee of any change in the location of such office.  The office of the Certificate Registrar is located at U.S. Bank Trust Company, National Association, 111 E. Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – MBART 2025-1.

Section 3.09.  No Legal Title to Trust Property in Certificateholders.  The Certificateholders shall not have legal title to any part of the Trust Property.  The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles Five and Nine.  No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their beneficial interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

Section 3.10.  No Recourse.  Each Certificateholder, by accepting a Certificate, acknowledges that the Certificates represent beneficial interests in the Issuer only and do not represent interests in or obligations of the Depositor, the Seller, the Servicer, the Administrator, either Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Certificates or any Basic Document.

Section 3.11.  Appointment of Paying Agent.  The Paying Agent shall make distributions to Certificateholders in accordance with the Indenture.  The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above.  The Owner Trustee, at the direction of the Majority Certificateholders, may revoke such power and remove the Paying Agent if the Majority Certificateholders determine that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect.  The Paying Agent shall initially be the Indenture Trustee, and any co-paying agent chosen by the Paying Agent that is acceptable to the Owner Trustee and the Depositor.  Each Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ prior written notice to the Owner Trustee and the Depositor.  In the event that the Indenture Trustee shall no longer be the Paying Agent, the Owner Trustee, upon receipt of written instruction from the Depositor, shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).  The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.  The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee.  If at any time the Owner Trustee shall act as Paying Agent, the rights, privileges, protections and indemnities afforded to the Owner Trustee hereunder shall apply equally to the Owner Trustee in its role as Paying Agent.  Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.12.  Certificates Nonassessable and Fully Paid.  Certificateholders shall not be personally liable for obligations of the Issuer.  The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Issuer or for any reason whatsoever, and, upon the authentication thereof by the Owner Trustee pursuant to Sections 3.03, 3.04 or 3.05, the Certificates are and shall be deemed fully paid.

ARTICLE FOUR

ACTIONS BY OWNER TRUSTEE

Section 4.01.  Prior Notice to Certificateholders with Respect to Certain Matters.  Subject to the provisions and limitations of Section 4.04, the Owner Trustee shall not take action unless at least 30 days before the taking of such action with respect to the following matters the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and Majority Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a)    the initiation of any claim or lawsuit by the Issuer and the settlement of any Proceeding, investigation or claim brought by or against the Issuer, in each case other than claims or lawsuits brought by the Servicer on behalf of the Issuer for collection of the Receivables and the Financed Vehicles;

(b)    the election by the Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Statutory Trust Act);

(c)    the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder (i) is required or (ii) is not required and such amendment materially adversely affects the interests of the Certificateholders;

(d)    the amendment of the Administration Agreement, except to cure any ambiguity or mistake or to amend or supplement any provision in a manner or to add any provision that would not materially adversely affect the interests of the Certificateholders; or

(e)    the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee or Certificate Registrar of its respective obligations under the Indenture or this Agreement, as applicable.

Section 4.02.  Action by Certificateholders with Respect to Certain Matters.  The Owner Trustee may not (i) pursuant to Article Seven of the Sale and Servicing Agreement, remove the Servicer or appoint a Successor Servicer or (ii) remove the Administrator pursuant to Section 1.09 of the Administration Agreement unless the Majority Certificateholders direct the Owner Trustee to take such action (a) upon the occurrence of the termination of the Servicer pursuant to Article Seven of the Sale and Servicing Agreement and (b) subsequent to the payment in full of the Notes.

Section 4.03.  Action by Certificateholders with Respect to Bankruptcy.  The Owner Trustee shall not have the power to commence a voluntary Proceeding under any Insolvency Law relating to the Issuer unless each Certificateholder approves of such commencement in writing in advance and delivers to the Owner Trustee a certificate certifying that such Certificateholder reasonably believes that the Issuer is insolvent.

Section 4.04.  Restrictions on Certificateholders’ Power.  The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under any Basic Document or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.05.  Majority Control.  Except as expressly provided herein, (i) any action that may be taken by the Certificateholders under this Agreement may be taken by the Majority Certificateholders and (ii) any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by the Majority Certificateholders at the time of the delivery of such notice.

Section 4.06.  Certain Litigation Matters.  The Owner Trustee shall provide prompt written notice to the Depositor, the Seller and the Servicer of any Proceeding or investigation actually known to a Responsible Officer of the Owner Trustee in any way relating to the Issuer, the Trust Property or any Issuer Basic Document.

ARTICLE FIVE

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01.  Application of Trust Funds.

(a)          On each Payment Date, upon receipt from the Servicer of an Investor Report pursuant to Section 3.10 of the Sale and Servicing Agreement, the Owner Trustee shall, directly or through a Paying Agent, distribute or cause to be distributed, to the Certificateholders, in proportion to each Certificateholder’s Certificate Percentage Interest, available amounts on deposit in the Collection Account on such Payment Date pursuant to Section 4.04 of the Sale and Servicing Agreement and payable to the Certificateholders pursuant to Section 2.08 of the Indenture.

(b)          So long as the Depositor or one or more of its Affiliates are the sole Certificateholders, on or following the Payment Date on which the Note Balance has been reduced to zero and the Indenture has been discharged, the Depositor may direct the Owner Trustee in writing to distribute, and upon receipt of such direction the Owner Trustee shall distribute to or upon the order of the Depositor in accordance with Section 9.01(c) or 9.01(d), the remaining assets of the Issuer.

(c)          On each Payment Date, the Owner Trustee shall, directly or through a Paying Agent, send or make available electronically to each Certificateholder of record the related Investor Report provided to the Owner Trustee by the Servicer pursuant to Section 3.10 of the Sale and Servicing Agreement.

(d)          In the event that any withholding tax is imposed on the Issuer’s payment (or, if the Issuer is treated as a partnership for United States federal income tax purposes, allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this Section.  The Owner Trustee and each Paying Agent are hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any such withholding tax that is legally owed by the Issuer (but such authorization shall not prevent the Owner Trustee or any Paying Agent from contesting any such tax in appropriate Proceedings and withholding payment of such tax, if permitted by Applicable Law, pending the outcome of such Proceedings, it being understood that neither the Owner Trustee nor any Paying Agent shall have any duty to contest such amounts).  The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Issuer for remittance to the appropriate taxing authority.  If the Owner Trustee or a Paying Agent determines that there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee or any Paying Agent may, in its sole discretion, withhold such amounts in accordance with this Section.  If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee and each Paying Agent shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee and each Paying Agent for any out-of-pocket expenses incurred, as applicable.

Section 5.02.  Method of Payment.  Subject to Section 9.01(c) and 9.01(d), distributions required to be made to Certificateholders on any Payment Date shall be made by the Owner Trustee or a Paying Agent to each Certificateholder of record on the related Record Date by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar and the Paying Agent appropriate written instructions at least five Business Days prior to such Payment Date and such Certificateholder is the Depositor or an Affiliate thereof or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.  Notwithstanding the foregoing, the final distribution in respect of any Certificate will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Certificate Registrar pursuant to Section 3.08.

Section 5.03.  No Segregation of Monies; No Interest.  Subject to Section 5.01, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by the Basic Documents or Applicable Law, and shall be deposited uninvested in a non-interest-bearing trust account under such general conditions as may be prescribed by Applicable Law and the Owner Trustee shall not be liable for any interest thereon.

Section 5.04.  Accounting and Reports to Certificateholders, the IRS and Others.  The Owner Trustee shall, upon receipt of and based on information provided by the Seller or the Servicer, (i) maintain (or cause to be maintained) the books of the Issuer on the basis of a fiscal year ending December 31 and, based on the accrual method of accounting, (ii) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable such Certificateholder to prepare its United States federal and State income tax returns, (iii) file such tax returns relating to the Issuer (including a partnership information return, IRS Form 1065, if required) and make such elections as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder so as to maintain the Issuer’s characterization as a partnership, if so characterized, for United States federal income tax purposes, (iv) cause such tax returns to be signed in the manner required by Applicable Law and (v) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.01(d) with respect to income or distributions to Certificateholders.  The Owner Trustee, on behalf of the Issuer, shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables.  The Owner Trustee, on behalf of the Issuer, shall not make the election provided under Section 754 of the Code.

The Owner Trustee may satisfy its obligations with respect to this Section and Section 5.01(d) by retaining, at the expense of the Seller, Accountants selected by the Seller.  The Owner Trustee may require the Accountants to provide to the Owner Trustee, on or before December 31, 2025, a letter in form and substance satisfactory to the Owner Trustee as to whether any United States federal tax withholding on the Certificates is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code.  The Accountants shall be required to update such letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.  The Owner Trustee shall be deemed to have discharged its obligations pursuant to this Section and Section 5.01(d) upon its retention of the Accountants, and the Owner Trustee shall not have any liability with respect to the default, negligence or misconduct of the Accountants.  The Owner Trustee shall be entitled to rely on and shall be fully protected in so relying, upon the letter, referred to in this paragraph, from the Accountants and shall have no duty or obligation to verify the accuracy of the contents of such letter.

Section 5.05.  Signature on Returns; Partnership Representative.

(a)          In the event that the Issuer is classified as a partnership for United States federal income tax purposes, the Person that holds, or is deemed to hold under the Code, the Depositor, for as long as it is a Holder of a Certificate, and thereafter, the Holder of the Certificate with the largest Certificate Percentage Interest, will prepare and sign, on behalf of the Issuer, the tax returns of the Issuer.

(b)          The entity that is required to prepare the tax returns of the Issuer pursuant to Section 5.05(a) shall be the partnership representative, within the meaning of Section 6223(a) of the Code.  The partnership representative shall, (i) if the Issuer is eligible, cause the Issuer to elect, pursuant to Section 6221(b) of the Code, that Section 6221(a) of the Code shall not apply to the Issuer or (ii) if the election in Section 6221(b) of the Code is not available, to the extent applicable, cause the Issuer to make the election under Section 6226(a) of the Code.

ARTICLE SIX

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01.  General Authority.  The Owner Trustee is authorized and directed to execute and deliver each Issuer Basic Document and each certificate or other document attached as an exhibit to or contemplated by any Issuer Basic Document and any amendment or other agreement or instrument, in each case in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof.  In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the Basic Documents.  The Owner Trustee is further authorized from time to time to take such action as the Administrator or Certificateholders recommends with respect to the Basic Documents.

Section 6.02.  General Duties.

(a)          It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Issuer for the benefit of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement.  Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and to the extent expressly provided for under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Issuer hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.  The Owner Trustee agrees to perform its duties under this Agreement in good faith and in accordance with the express terms of this Agreement.  To the fullest extent permitted by Applicable Law, neither the Owner Trustee nor any of its officers, directors, employees, agents or Affiliates shall have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Issuer, which implied duties and liabilities are hereby eliminated.  Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Article Six and Article Seven.

(b)          The Owner Trustee shall cooperate with the Administrator in carrying out the Administrator’s obligation to qualify and preserve the Issuer’s qualification to do business in each jurisdiction, if any, in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Receivables and any other instrument and agreement included in the Trust Property; provided that the Owner Trustee may rely on advice of counsel with respect to such obligation.

Section 6.03.  Action Upon Instruction.

(a)          Subject to Article Four, and in accordance with the terms of the Issuer Basic Documents, the Certificateholders (or, to the extent set forth in this Agreement, the Depositor) may, by written instruction, direct the Owner Trustee in the management of the Issuer.  Such direction may be exercised at any time by written instruction of the Certificateholders or the Depositor, as applicable, pursuant to Article Four.  In addition, the Administrator may direct the Owner Trustee in the management of the Issuer in accordance with Section 6.01 and the Administration Agreement.

(b)          The Owner Trustee shall not be required to take any action under this Agreement or any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms of any Basic Document or is otherwise contrary to Applicable Law.

(c)          Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of any Basic Document or in the event that the Owner Trustee is unsure as to the application of any provision of any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders of record as of the preceding Record Date requesting instruction as to the course of action to be adopted, and to the extent it acts in good faith in accordance with any written instruction of the Majority Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person.  If the Owner Trustee shall not have received appropriate written instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with the Basic Documents as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

(d)          Notwithstanding the foregoing, the right of the Depositor or Certificateholders to take any action affecting the Trust Property shall be subject to the rights of the Indenture Trustee under the Indenture.

(e)          The Owner Trustee shall be under no obligation to (i) monitor, determine or verify the unavailability or cessation of the SOFR Rate (or the then-current Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

(f)          The Owner Trustee shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the SOFR Rate (or the then-current Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Issuer, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. The Owner Trustee shall be entitled to rely conclusively upon any determination made, and any instruction, notice, Officer’s Certificate or other instrument or information provided by the Administrator, Servicer or Depositor without independent verification, investigation or inquiry of any kind by the Owner Trustee.

Section 6.04.  No Duties Except as Specified in this Agreement or in Instructions.  The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Issuer is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into any Basic Document against the Owner Trustee.  The Owner Trustee shall have no responsibility for filing any financing statements, amendment or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any Lien granted to it hereunder or to prepare or file any Commission filing for the Issuer or to record any Basic Document.  The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Property that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Property.

Section 6.05.  No Action Except Under Specified Documents or Instructions.  The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) the Basic Documents and (iii) any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

Section 6.06.  Restrictions.  The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Issuer set forth in Section 2.03 or (ii) to the actual knowledge of a Responsible Officer of the Owner Trustee, would (a) affect the treatment of the Notes as indebtedness for United States federal income or State income or franchise tax purposes, (b) be deemed to cause a taxable exchange of the Notes for United States federal income or State income or franchise tax purposes or (c) cause the Issuer or any portion thereof to be taxable as an association or publicly traded partnership taxable as a corporation for United States federal income or State income or franchise tax purposes.  The Certificateholders, the Administrator and the Servicer shall not direct the Owner Trustee to take any action that would violate the provisions of this Section or any other provision of any Basic Document.  Notwithstanding anything herein to the contrary, the Depositor, the Servicer and their respective Affiliates may maintain normal commercial banking relationships with the Owner Trustee and its Affiliates.

Section 6.07.  Notice to Administrator of Repurchase Requests.  Not later than the fifth day of each calendar month (or, if such day is not a Business Day, the immediately following Business Day), beginning March 5, 2025, the Owner Trustee shall provide to the Administrator a notice in substantially the form of Exhibit C with respect to any requests received by the Owner Trustee during the immediately preceding calendar month (or, in the case of the initial notice, since the Closing Date) that any Receivable be repurchased by the Seller pursuant to Section 2.05 of the Sale and Servicing Agreement or Section 3.04 of the Receivables Purchase Agreement.

ARTICLE SEVEN

THE OWNER TRUSTEE

Section 7.01.  Acceptance of Duties.  The Owner Trustee accepts the trusts hereby continued and agrees to perform its duties with respect to such trusts, but only upon the terms of this Agreement.  The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Property upon the terms set forth in the Basic Documents.  The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee, in its individual capacity.  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)    the Owner Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Owner Trustee;

(b)    the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken in good faith by it in accordance with the provisions of this Agreement at the instructions of the Administrator or the Certificateholders;

(c)    no provision of the Basic Documents shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)    under no circumstances shall the Owner Trustee be liable for any representation, warranty, covenant, obligation of any other Person or indebtedness evidenced by or arising under any Basic Document, including the principal of and interest on the Notes or any amounts payable on the Certificates;

(e)    the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Property, or for or in respect of the validity or sufficiency of the Basic Documents, other than the signature and the certificate of authentication of the Owner Trustee on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Securityholder, other than as expressly provided for herein;

(f)     the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Depositor, any Certificateholder, the Indenture Trustee, the Servicer or the Seller under any Basic Document or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Issuer under the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Seller, the Servicer or the Depositor under the Sale and Servicing Agreement;

(g)    the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, make any investigation of matters arising under this Agreement or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to any Basic Document at the request, order or direction of any Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby; and the right of the Owner Trustee to perform any discretionary act enumerated in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable other than for its gross negligence, bad faith or willful misconduct in the performance of any such act; provided, that if the Owner Trustee declines to take any actions in connection with a dispute resolution related to a repurchase request due to the failure of the requesting Certificateholder to provide reasonable security or indemnity or for any other reason, then such Certificateholder may exercise its rights related to dispute resolution directly as the “Requesting Party” pursuant to Section 3.17 of the Sale and Servicing Agreement;

(h)    in no event will the Owner Trustee have any responsibility to monitor compliance with or enforce compliance with the credit risk retention requirements for asset-backed securities or other rules or regulations relating to credit risk retention; the Owner Trustee will not be charged with knowledge of such rules, nor will it be liable to any Noteholder, Certificateholder, the Depositor, the Servicer or any other Person for violation of such rules now or hereinafter in effect;

(i)     the Owner Trustee shall have no responsibility for the accuracy of any information provided to Certificateholders or any other individual or entity that has been obtained from, or provided to the Owner Trustee by, any other Person;

(j)     in the absence of gross negligence or bad faith on its part, the Owner Trustee may conclusively rely upon certificates or Opinions of Counsel furnished to the Owner Trustee and conforming to the requirements of this Agreement in determining the truthfulness of the statements and the correctness of the opinions contained therein; provided, however, that the Owner Trustee shall have examined such certificates or Opinions of Counsel so as to determine compliance of the same with the requirements of this Agreement;

(k)    to the fullest extent permitted by law and notwithstanding anything in this Agreement to the contrary, the Owner Trustee shall not be personally liable for (i) special, consequential or punitive damages, however styled, including lost profits or (ii) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it holds the Issuer’s securities or assets;

(l)     notwithstanding anything in this Agreement to the contrary, the Owner Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Issuer resulting from any event beyond the reasonable control of the Owner Trustee, its agents or subcustodians, including nationalization, strikes, expropriation, devaluation, seizure or similar action by any Governmental Authority, de facto or de jure; enactment, promulgation, imposition or enforcement by any such Governmental Authority of currency restrictions, exchange controls, levies or other charges affecting the Issuer’s property; the breakdown, failure or malfunction of any utilities or telecommunications systems; any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; acts of war, terrorism, insurrection or revolution; acts of God; epidemic or pandemic, quarantine, shelter-in-place or similar directive, guidance, policy or other action by any Governmental Authority; or any other similar event;

(m)   the Owner Trustee shall not be required to provide, on its own behalf, any surety bond or other kind of security in connection with the execution of any of its trusts or powers under this Agreement or any other Basic Document or the performance of its duties hereunder;

(n)    each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, each Certificateholder agrees that the Owner Trustee in any capacity (i) has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, regulatory, financial, investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Issuer, including income, gift and estate tax issues, insurable interest issues, risk retention issues, doing business or other licensing matters and the initial and ongoing selection and monitoring of financing arrangements, (ii) has not made any investigation as to the accuracy of any representations, warranties or other obligations of the Issuer under the Basic Documents and shall have no liability in connection therewith and (iii) has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document or in any other document issued or delivered in connection with the sale or transfer of the Notes;

(o)    notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any Governmental Authority other than the State of Delaware by or with respect to it; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by it; or (iii) subject it to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by it contemplated hereby; the Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Issuer) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence; and in the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so by the Depositor, shall appoint an additional trustee pursuant to Section 10.05 to proceed with such action;

(p)    it shall be the duty and responsibility of the Administrator, and not of the Owner Trustee, to cause the Issuer to respond to, defend, participate in or otherwise act in connection with any Proceeding or inquiry relating in any way to the Issuer, its assets or the conduct of its business; provided, that the Owner Trustee hereby agrees to cooperate with the Administrator and to comply with any reasonable request made by the Administrator for the delivery of information or documents to the Administrator in the Owner Trustee’s actual possession relating to any such Proceeding or inquiry;

(q)    the Owner Trustee shall not have any obligation or duty to supervise or  monitor the performance of any other Person and shall have no liability for the failure of any other Person to perform its obligations or duties under the Basic Documents or otherwise; and

the Owner Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Owner Trustee has actual knowledge thereof or unless written notice of such fact or event is received by a Responsible Officer and such notice references the fact or event.

Section 7.02.  Furnishing of Documents.  The Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, and at the expense of the related Certificateholders, (i) copies of the Basic Documents and (ii) copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

Section 7.03.  Representations and Warranties.  The Owner Trustee hereby represents and warrants to the Depositor and the Certificateholders, that:

(a)    It is a national banking association duly organized and validly existing under the laws of the United States that meets the eligibility criteria set forth in Section 10.01; and it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)    It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)     Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(d)    This Agreement constitutes a legal, valid, and binding obligation of the Owner Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(e)    To the actual knowledge of its Responsible Officers, the Owner Trustee is not in material default under any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long term lease, license or other agreement or instrument to which it is a party or by which it is bound, which default would have a material adverse effect on its ability to perform its obligations as Owner Trustee under this Agreement.

(f)     To the actual knowledge of its Responsible Officers, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States governing the trust powers of the Owner Trustee (i) seeking the invalidity of this Agreement, or (ii) which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to perform its obligations as Owner Trustee under this Agreement.

(g)    Neither the execution, delivery and performance by the Owner Trustee of this Agreement, nor the consummation of the transactions contemplated hereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States governing the trust powers of the Owner Trustee.

Section 7.04.  Reliance; Advice of Counsel.

(a)          The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Owner Trustee need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations.  The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by any Authorized Officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)          In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement and to the extent expressly provided for under the other Issuer Basic Documents, the Owner Trustee may, at the expense of the Issuer to the extent permitted under Sections 8.01 and 8.02, (i) act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care and (ii) consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it.  The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to any Basic Document.

Section 7.05.  Not Acting in Individual Capacity.  Except as otherwise provided in this Article, in accepting the trusts hereby created, WTNA acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by the Basic Documents shall look only to the Trust Property for payment or satisfaction thereof.

Section 7.06.  Owner Trustee Not Liable for Basic Documents or Certificates.  The recitals contained herein and in the Certificates (other than the signature and the certificate of authentication of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof.  The Owner Trustee makes no representations as to the validity or sufficiency of any Basic Document or the Certificates (in each case other than the signature and the certificate of authentication of the Owner Trustee on the Certificates and the representations and warranties in Section 7.03) or the Notes.  The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to the Certificateholders under this Agreement or to the Noteholders under the Indenture, including the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Issuer or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Seller or the Servicer with any warranty or representation made under any Basic Document or the accuracy of any such warranty or representation; or for any action of the Administrator, the Indenture Trustee or the Servicer taken in the name of the Owner Trustee.

Section 7.07.  Owner Trustee May Own Securities.  The Owner Trustee in its individual or any other capacity may become a Securityholder or pledgee of Securities and may deal with the Depositor, the Administrator, the Indenture Trustee, the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

Section 7.08.  The Paying Agent and the Certificate Registrar.  The rights and protections afforded to the Owner Trustee pursuant to Article Six and Sections 8.02, 10.02, 10.03 and 10.04 shall be afforded to the Paying Agent, the authenticating agent and the Certificate Registrar.

Section 7.09.  Applicable Anti-Money Laundering Law.  Pursuant to Applicable Anti-Money Laundering Law, the Owner Trustee is required to obtain on or before the Closing Date, and from time to time thereafter, documentation to verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Owner Trustee will ask for documentation to verify the entity’s formation and existence, its financial statements, licenses, tax identification documents, identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities).  To the fullest extent permitted by Applicable Anti-Money Laundering Law, the Owner Trustee may conclusively rely on, and shall be fully protected and indemnified in relying on, any such information received.  Failure to provide such information may result in an inability of the Owner Trustee to perform its obligations hereunder, which, at the sole option of the Owner Trustee, may result in the Owner Trustee’s resignation in accordance with Section 10.02.  In addition to the Owner Trustee's obligations under Applicable Anti-Money Laundering Law the Corporate Transparency Act (31 U.S.C § 5336) and its implementing regulations (collectively, the "CTA" and together with Applicable Anti-Money Laundering Law , "AML Law"), may require the Trust to file reports with the U.S. Financial Crimes Enforcement Network. It shall be the Depositor’s duty and not the Owner Trustee’s duty to prepare such filings, cause the Trust to make such filings, and to cause the Trust to comply with its obligations under the CTA, if any. The parties hereto agree that for purposes of Applicable AML Law, (a) the Depositor is and shall be deemed to be the sole beneficial owner of the Issuer (Ownership Prong)   and (b) the Depositor is and shall deemed to be the party with the power and authority to control the Issuer (Control Prong).

ARTICLE EIGHT

COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE

Section 8.01.  Owner Trustee’s Fees and Expenses.  The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the Closing Date between the Servicer or Administrator and the Owner Trustee, and upon the formation of the Issuer, the Owner Trustee shall be entitled to be reimbursed, except as otherwise provided in the Basic Documents, by the Servicer or Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

When the Owner Trustee incurs expenses after the occurrence of an Event of Default set forth under Section 5.01(v) or (vi) of the Indenture with respect to the Issuer, such expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable Insolvency Law.

Section 8.02.  Indemnification.  The Depositor shall be liable as primary obligor for, and shall indemnify the Indemnified Parties from and against, any and all Expenses, which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any other Indemnified Party in any way relating to or arising out of the Basic Documents, the Trust Property, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder, including any Expenses incurred by the Indemnified Parties in connection with the enforcement of the Depositor’s indemnification or other obligations hereunder; provided, however, that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01.  To the extent not paid, or caused to be paid, by the Depositor or the Administrator, any indemnity due and owing the Owner Trustee shall be paid in accordance with Section 2.08 of the Indenture.  The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.  In the event of any claim, action or Proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

Section 8.03.  Payments to the Owner Trustee.  Any amounts paid to the Owner Trustee pursuant to this Article from assets that are part of the Trust Property shall be deemed not to be a part of the Trust Property immediately after such payment.

ARTICLE NINE

TERMINATION OF TRUST AGREEMENT

Section 9.01.  Termination of Trust Agreement.

(a)          This Agreement (other than the provisions of Article Eight) shall terminate and be of no further force or effect and the Issuer shall dissolve and wind-up upon the earlier of (i) the payment to the Servicer, the Trustees and the Securityholders of all amounts required to be paid to them pursuant to the Indenture, the Sale and Servicing Agreement and Article Five of this Agreement, (ii) the Payment Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Issuer or (iii) upon the purchase of the Receivables by the Servicer in connection with an Optional Purchase and retirement of the Securities.  The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (i) operate to dissolve or terminate this Agreement or the Issuer, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any Proceeding in any court for a partition or winding up of all or any part of the Issuer or the Trust Property or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)          Except as provided in Section 9.01(a), neither the Depositor nor any Certificateholder shall be entitled to revoke, dissolve or terminate the Issuer.

(c)          Notice of any termination of the Issuer, specifying the Payment Date upon which Certificateholders shall surrender their Certificates to the Owner Trustee for payment of the final distribution and cancellation, shall be given by the Owner Trustee to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Owner Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable and that payments are being made only upon presentation and surrender of the Certificates at the office of the Owner Trustee therein specified.  The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders.  Upon presentation and surrender of the Certificates, the Owner Trustee shall cause to be distributed to Certificateholders, subject to Section 3808 of the Delaware Statutory Trust Act, amounts distributable on such Payment Date pursuant to Section 5.01.

(d)          In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement.  Subject to applicable escheat laws, any funds remaining in the Issuer after exhaustion of such remedies shall be distributed by the Owner Trustee to the Seller, as Certificateholder.

(e)          Following the dissolution and the winding up of the Issuer, in accordance with Section 3808 of the Delaware Statutory Trust Act, the Depositor shall instruct the Owner Trustee in writing, and the Owner Trustee, at the expense of the Depositor, shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(d) of the Delaware Statutory Trust Act and the Issuer and this Agreement (other than Article Eight) shall terminate and be of no further force or effect.

ARTICLE TEN

SUCCESSOR AND ADDITIONAL OWNER TRUSTEES

Section 10.01.  Eligibility Requirements for Owner Trustee.  The Owner Trustee shall at all times be (i) a corporation with trust powers organized under the laws of the United States or any State and satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act, (ii) authorized to exercise corporate trust powers that has (or has a parent that has) a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or State authorities and (iii) having (or having a parent that has) time deposits that are rated investment grade by Moody’s and Fitch or, if it (or its parent) does not have such ratings, otherwise be acceptable to each Rating Agency.  If such corporation shall publish reports of condition at least annually pursuant to Applicable Law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

Section 10.02.  Resignation or Removal of Owner Trustee.  The Owner Trustee may at any time resign upon 90 days’ prior written notice and be discharged from the trusts hereby created by giving written notice thereof to the Administrator and the Depositor, and will provide to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under the Exchange Act with respect to the resignation of the Owner Trustee.  Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee acceptable to the Depositor by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee.  If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.  Neither the Administrator nor the Depositor shall owe the outgoing Owner Trustee any expenses associated with the resignation of the outgoing Owner Trustee and the outgoing Owner Trustee shall not be responsible for any expenses associated with the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall (i) cease to be eligible in accordance with Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, (ii) be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) fail to comply with any of its obligations under Section 10.02, 10.04 or 11.03, during the period that the Depositor is required to file Exchange Act Reports with respect to the Issuer and such failure is not remedied within the lesser of ten calendar days and the period of time in which the related Exchange Act Report is required to be filed (without taking into account any extensions) or (iv) otherwise become incapable of acting, then the Administrator or the Depositor may remove the Owner Trustee.  If the Administrator or Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee acceptable to the Depositor by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees and expenses owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.

Section 10.03.  Successor Owner Trustee.  Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement and deliver to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligations under the Exchange Act with respect to the successor Owner Trustee, and thereupon, subject to the payment of all fees and expenses owed to the predecessor Owner Trustee, the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee.  The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.  Any successor Owner Trustee shall promptly file an amendment to the Certificate of Trust as required by the Delaware Statutory Trust Act.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to the Depositor, the Certificateholders, the Indenture Trustee and the Rating Agencies.  If the Administrator shall fail to mail such notice within ten days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

Section 10.04.  Merger or Consolidation of Owner Trustee.

(a)          If the Owner Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another entity, the resulting, surviving or transferee corporation or banking association without any further act, except the filing of an amendment to the Certificate of Trust, if required under the Delaware Statutory Trust Act, shall be the successor Owner Trustee; provided, however, that such corporation or banking association must be otherwise qualified and eligible under Section 10.01.  The Owner Trustee shall (i) provide the Rating Agencies with written notice as soon as practicable after a public announcement is made regarding any such transaction, (ii) file an amendment to the Certificate of Trust as required by Section 10.03 (if required under the Delaware Statutory Trust Act) and (iii) provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under the Exchange Act with respect to the successor Owner Trustee.

(b)          If any of the Certificates shall have been authenticated but not delivered at the time such successor or successors by consolidation, merger or conversion to the Owner Trustee shall succeed to the trusts created by this Agreement, any such successor to the Owner Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Certificates so authenticated.  If any of the Certificates shall not have been authenticated upon such succession, any such successor to the Owner Trustee may authenticate such Certificates either in the name of any predecessor trustee or in the name of the successor to the Owner Trustee.  In all such cases, such Certificates shall have the full force which the Certificates or this Agreement provide that the certificate of the Owner Trustee shall have.

Section 10.05.  Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provision of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust Property or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable.  If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01, except that such co-trustee or successor trustee shall be acceptable to each Rating Agency, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

Each separate trustee and co-trustee shall, to the extent permitted by Applicable Law, be appointed and act subject to the following provisions and conditions:

(a)          all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any Applicable Law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b)          no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c)          the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee.  Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Applicable Law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by Applicable Law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE ELEVEN

REGULATION AB

Section 11.01.  Intent of the Parties; Reasonableness.  The parties hereto acknowledge and agree that the purpose of this Article is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Depositor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Owner Trustee agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the Owner Trustee which is required in order to enable the Depositor to comply with the provisions of Regulation AB, including Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB as such items relate to the Owner Trustee or to the Owner Trustee’s obligations under this Agreement.

Section 11.02.  Representations and Warranties.  The Owner Trustee represents that:

(a)          there are no affiliations relating to the Owner Trustee with respect to any Item 1119 Party;

(b)          other than the transactions contemplated by the Basic Documents, there are no relationships or transactions with respect to any Item 1119 Party and the Owner Trustee that are outside the ordinary course of business or on terms other than would be obtained in an arm’s-length transaction with an unrelated third party that are material to the investors’ understanding of the Notes; and

(c)          there are no Proceedings pending, or known to be contemplated by Governmental Authorities, against the Owner Trustee, or of which the property of the Owner Trustee is subject, that are material to the Noteholders.

Section 11.03.  Information to Be Provided by the Owner Trustee.

(a)          For so long as the Depositor is required to report under Regulation AB, the Owner Trustee shall, as promptly as practicable, notify the Depositor, in writing, of (i) the commencement of, a material development in or, if applicable, the termination of, any and all Proceedings against the Owner Trustee or any and all Proceedings of which any property of the Owner Trustee is the subject, that is material to the Noteholders and (ii) any such Proceedings known to be contemplated by Governmental Authorities.  The Owner Trustee shall also notify the Depositor, in writing, as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any material changes to Proceedings described in the preceding sentence.  In addition, the Owner Trustee will furnish to the Depositor, in writing, the necessary disclosure regarding the Owner Trustee describing such Proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by or on behalf of the Depositor pursuant to the Exchange Act.

(b)          For so long as the Depositor is required to report under Regulation AB, the Owner Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, provide to the Depositor such information regarding the Owner Trustee as is required for the purpose of compliance with Items 1109(a), 1109(b) and 1119 of Regulation AB; provided, however, the Owner Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by it to the Depositor, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any changes to such information, provide to the Depositor, in writing, such updated information.  Such information shall include, at a minimum:

(A)         the Owner Trustee’s name and form of organization;

(B)         a description of the extent to which the Owner Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving auto finance receivables; and

(C)         a description of any affiliation between the Owner Trustee and any of the following parties to a Securitization Transaction, as such parties are identified by name to the Owner Trustee by the Depositor in writing in advance of such Securitization Transaction: (1) the sponsor, (2) any depositor, (3) the issuing entity, (4) any servicer or subservicer, (5) any other trustee, (6) any originator, (7) any significant obligor, (8) any enhancement or support provider, (9) any asset representations reviewer and (10) any other material party related to any Securitization Transaction.

In addition, the Owner Trustee shall provide a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding between it and any above-listed party that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s-length transaction with an unrelated third party, apart from the Securitization Transactions, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.

ARTICLE TWELVE

MISCELLANEOUS

Section 12.01.  Supplements and Amendments.

(a)          This Agreement may be amended from time to time by the parties hereto, without the consent of any Securityholder, (i) to cure any ambiguity or mistake, to correct or supplement any provision herein that may be inconsistent with any other provision herein or in the Prospectus, (ii) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement and (iii) to add (as described in Section 3.04(e)) provisions necessary to prevent any application of the Treasury Regulations under Section 385 of the Code (including any subsequent or successor provision) that would result in the recharacterization of any of the Notes as equity; provided, however, that no such amendment (A) may materially adversely affect the interests of any Noteholders and (B) will be permitted unless an Opinion of Counsel is delivered to the Owner Trustee to the effect that such amendment will not cause (1) the Issuer to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes or (2) the Notes to be characterized other than as indebtedness for United States federal income tax purposes.

(b)          This Agreement may be amended from time to time by the Depositor and the Owner Trustee with prior written notice to the Rating Agencies and with the consent of the Holders of Notes evidencing not less than 66⅔% of the Note Balance or, if the Notes have been paid in full, the Majority Certificateholders, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or modifying in any manner the rights of the Securityholders; provided, however, that no such amendment will be permitted unless an Opinion of Counsel is delivered to the Owner Trustee to the effect that such amendment will not cause (1) the Issuer to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes or (2) the Notes to be characterized other than as indebtedness for United States federal income tax purposes; and, provided further, that no such amendment may:

(i)           increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Securityholders without the consent of all Securityholders adversely affected by such amendment; or

(ii)          reduce the percentage of the Note Balance or the percentage of the aggregate Certificate Percentage Interests the consent of the Noteholders or Certificateholders, as applicable, of which is required for any amendment to this Agreement without the consent of all the Securityholders adversely affected by the amendment.

(c)          An amendment to this Agreement shall be deemed not to materially adversely affect the interests of any Noteholders if (i) the Person requesting such amendment obtains and delivers to the Owner Trustee an Opinion of Counsel or an Officer’s Certificate of the Issuer  to that effect and (ii) with respect to the Notes, the Rating Agency Condition has been satisfied with respect to such amendment.

(d)          It shall not be necessary for the consent of the Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.  Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall file such amendment or cause such amendment to be filed with the Secretary of State.

(e)          Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Depositor shall furnish written notice of the substance of such amendment or consent to the Indenture Trustee and the Rating Agencies.

(f)          In connection with the execution of any amendment to this Agreement or any amendment to any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement (or such other agreement) and an Officer’s Certificate from the Depositor or the Administrator stating that all conditions precedent in this Agreement (or such other agreement) to the execution and delivery of such amendment have been satisfied.  The Owner Trustee may, but shall not be required to, execute any amendment which, as evidenced by an Opinion of Counsel, adversely affects the Owner Trustee’s rights, duties and liabilities under this Agreement.

Section 12.02.  Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement or in the Certificates, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 12.03.  Notices.  Unless otherwise specified in this Agreement, all notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement will be in writing.  Notices, requests, demands, consents and other communications will be deemed to have been given and made, (i) upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three days after deposit in the mail and (ii) in the case of (a) a facsimile, when receipt is confirmed by telephone or by reply e-mail or reply facsimile from the recipient, (b) an e-mail, when receipt is confirmed by telephone or by reply e‑mail from the recipient and (c) an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (ii)(b) and (ii)(c) above.  Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed, in the case of (i) the Owner Trustee, at the Corporate Trust Office (e-mail: acooper2@wilmingtontrust.com, telecopier: (302)  636-4140), (ii) the Depositor, at 35555 W. Twelve Mile Road, Suite 100, Farmington Hills, Michigan 48331 (e-mail: michelle.d.spreitzer@mercedes-benz.com, telecopier: (817) 224-3587), (iii) the Indenture Trustee, at the Corporate Trust Office (e-mail: melissa.rosal@usbank.com, telecopier: (312) 332-7996), (iv) each Rating Agency, as applicable, in the case of (a) Moody’s, at Moody’s Investors Services, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York  10007 (e-mail: ABSSurveillance@moodys.com) and (b) Fitch, at Fitch Ratings, Inc., 33 Whitehall Street, New York, New York 10004, Attention: ABS Surveillance (email: surveillance-abs-auto@fitchratings.com) and (v) any of the foregoing Persons, at such other address as shall be designated by written notice to the other foregoing Persons.

Section 12.04.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this Agreement or the Certificates shall be for any reason whatsoever held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and the Certificates and shall in no way affect or impair the validity or enforceability of the other covenants, agreements, provisions and terms of this Agreement and the Certificates or the rights of the Certificateholders.

Section 12.05.  Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.06.  Successors and Assigns.  All covenants and agreements contained herein and in the Certificates shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and the Certificateholders and their respective successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind its successors and assigns.

Section 12.07.  No Petition.  The Owner Trustee and the Depositor, by entering into this Agreement, each Certificateholder, by accepting a Certificate or a beneficial interest therein, the Indenture Trustee and each Noteholder or beneficial owner of Notes, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against, or join any other Person in instituting against, the Depositor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings or other Proceedings under any Insolvency Law in connection with any obligations relating to the Certificates, the Notes or any Basic Document and agrees that it will not cooperate with or encourage others to file a bankruptcy petition against the Depositor or the Issuer during the same period.

Section 12.08.  Table of Contents and Headings.  The Table of Contents and the various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 12.09.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)          THE VALIDITY AND CONSTRUCTION OF THIS TRUST AGREEMENT AND ALL AMENDMENTS HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, AND THE RIGHTS OF ALL PARTIES HERETO AND THE EFFECT OF EVERY PROVISION HEREOF SHALL BE SUBJECT TO AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF; PROVIDED, HOWEVER, THAT THE PARTIES HERETO AND THE CERTIFICATEHOLDERS INTEND THAT THE PROVISIONS HEREOF SHALL CONTROL OVER ANY CONTRARY OR LIMITING STATUTORY OR COMMON LAW OF THE STATE OF DELAWARE (OTHER THAN THE DELAWARE STATUTORY TRUST ACT) AND THAT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THERE SHALL NOT BE APPLICABLE TO THE ISSUER, THE DEPOSITOR, THE OWNER TRUSTEE, THE CERTIFICATEHOLDERS OR THIS AGREEMENT ANY PROVISION OF THE LAWS (STATUTORY OR COMMON) OF THE STATE OF DELAWARE (OTHER THAN THE DELAWARE STATUTORY TRUST ACT) PERTAINING TO TRUSTS WHICH RELATE TO OR REGULATE IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, INCLUDING: (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OF TRUST ASSETS, (G) THE EXISTENCE OF RIGHTS OR INTERESTS (BENEFICIAL OR OTHERWISE) IN TRUST ASSETS, (H) THE ABILITY OF BENEFICIAL OWNERS OR OTHER PERSONS TO TERMINATE OR DISSOLVE A TRUST, OR (I) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OR RESPONSIBILITIES OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES OR BENEFICIAL OWNERS THAT ARE INCONSISTENT WITH THE LIMITATIONS ON LIABILITY OR AUTHORITIES AND POWERS OF THE OWNER TRUSTEE OR THE CERTIFICATEHOLDERS SET FORTH OR REFERENCED IN THIS TRUST AGREEMENT.  SECTIONS 3540, 3542 AND 3561 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE ISSUER.

(b)          THE PARTIES HERETO AND THE CERTIFICATEHOLDERS AGREE THAT ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT  OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR IF SUCH COURT DOES NOT HAVE JURISDICTION OVER THE SUBJECT MATTER OF SUCH PROCEEDING OR IF SUCH JURISDICTION IS NOT AVAILABLE, IN ANY OTHER COURT OF THE STATE OF DELAWARE OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY OF THOSE COURTS OR THAT ANY SUIT, ACTION OR PROCEEDING WHICH IS BROUGHT IN ANY OF THOSE COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO UNCONDITIONALLY AGREES THAT, TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS.  PROCESS IN ANY SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY OF THE NAMED COURTS AND SUCH SERVICE SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY WITHIN THE STATE OF DELAWARE.

Section 12.10.  WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 12.11.  Electronic Signatures.  Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this Agreement, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar State law based on the Uniform Electronic Transactions Act.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

MERCEDES-BENZ RETAIL RECEIVABLES LLC, as Depositor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Owner Trustee

By:
Name:
Title:

Agreed and Accepted:

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Certificate Registrar

By :
Name :
Title:

Amended and Restated Trust Agreement

EXHIBIT A

[FORM OF CERTIFICATE]

THIS ASSET BACKED CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE INDENTURE REFERRED TO HEREIN.

THIS ASSET BACKED CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR AN OBLIGATION OF MERCEDES-BENZ RETAIL RECEIVABLES LLC, MERCEDES-BENZ FINANCIAL SERVICES USA LLC OR ANY OF THEIR RESPECTIVE AFFILIATES.

THIS ASSET BACKED CERTIFICATE MAY NOT BE ACQUIRED BY OR WITH PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN,” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN”, AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE, ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY FEDERAL STATE OR LOCAL LAW THAT IMPOSES REQUIREMENTS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

REGISTERED	NO. R-1

MERCEDES-BENZ AUTO RECEIVABLES TRUST 2025-1
 ASSET BACKED CERTIFICATE

evidencing an undivided beneficial interest in the property of Mercedes-Benz Auto Receivables Trust 2025-1, a Delaware statutory trust (the “Issuer”), which property includes a pool of motor vehicle installment sales contracts and installment loans secured by new and pre-owned motor vehicles sold by Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company (“MBFS USA”), to Mercedes-Benz Retail Receivables LLC, a Delaware limited liability company (“Mercedes-Benz Receivables” or the “Depositor”), and sold by the Depositor to the Issuer.  The property of the Issuer has been pledged by the Issuer to U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Indenture Trustee”), pursuant to an indenture, dated as of January 1, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and the Indenture Trustee, to secure the payment of the Notes issued thereunder.

This certifies that MERCEDES-BENZ RETAIL RECEIVABLES LLC is the registered owner of a 100% Certificate Percentage Interest nonassessable, fully paid, undivided beneficial interest in the Issuer.  The Issuer is governed by an amended and restated trust agreement, dated as of January 1, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as owner trustee (in such capacity, and not in its individual capacity, the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed in Appendix A to the sale and servicing agreement, dated as of January 1, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”), among the Issuer, the Depositor and MBFS USA, as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”).  Such Appendix A also contains rules of construction applicable hereto.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the registered holder of this Certificate (the “Certificateholder”) by virtue of the acceptance hereof assents and by which such Certificateholder is bound.  The property of the Issuer primarily includes: (i) a pool of motor vehicle installment sales contracts and installment loans originated in connection with the sale of new or pre-owned motor vehicles (the “Receivables”), (ii) all amounts received on or in respect of the Receivables after the Cutoff Date, (iii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and (iv) all proceeds of the foregoing.

THE RIGHTS OF THE ISSUER IN THE FOREGOING PROPERTY OF THE ISSUER HAVE BEEN PLEDGED TO THE INDENTURE TRUSTEE TO SECURE THE PAYMENT OF THE NOTES.

Pursuant to the Trust Agreement, there will be distributed on each Payment Date to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such Payment Date such Certificateholder’s Certificate Percentage Interest in the amount to be distributed to Certificateholders on such Payment Date.  “Payment Date” means the 15th day of each month or, if such 15th day is not a Business Day, the following Business Day, commencing on February 18, 2025.

THE HOLDER OF THIS CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS AS DESCRIBED IN THE TRUST AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE INDENTURE.

It is the intent of the Depositor, the Seller, the Servicer and the Certificateholders that, for purposes of United States federal income taxes, State and local income taxes and any other taxes the Issuer will be treated as a fixed investment trust or grantor trust or, if not so treated and there is only one beneficial owner of the equity of the Issuer, as an entity that is disregarded as separate from such owner.  However, if the Issuer is not treated as a fixed investment trust or as a grantor trust for such purposes, and if there are two or more beneficial owners of the equity of the Issuer, the Issuer shall be treated as a partnership (other than an association or publicly traded partnership) for purposes of United States federal income, State and local income and franchise tax and any other income taxes.  The Depositor and each Certificateholder, by acceptance of a Certificate or a beneficial interest therein, agree with the foregoing characterization of the Certificates for such tax purposes and further agree to take no action inconsistent therewith.

Each Certificateholder, by its acceptance of a Certificate or a beneficial interest therein, covenants and agrees that it will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings or other Proceedings under any Insolvency Law in connection with any obligations relating to the Notes, the Certificates or any Basic Document and agrees that it will not cooperate with or encourage others to file a bankruptcy petition against the Depositor or the Issuer during the same period.

Distributions on this Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon.  Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Owner Trustee maintained for that purpose in Wilmington, Delaware.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by an Authorized Officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Certificate to be duly executed as of the date set forth below.

Dated: January __, 2025	MERCEDES-BENZ AUTO RECEIVABLES TRUST 2025-1

	By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

CERTIFICATE REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Dated: January __, 2025	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Name:
Title:

[REVERSE OF CERTIFICATE]

This Certificate does not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Administrator, the Owner Trustee or any of their respective Affiliates, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents.  In addition, this Certificate is not guaranteed by any Governmental Authority and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Indenture and the Sale and Servicing Agreement.

The Trust Agreement permits the Depositor and the Owner Trustee, on behalf of the Issuer, with certain exceptions therein provided, to amend from time to time certain terms and conditions set forth in the Trust Agreement without the consent of the Certificateholders.  The Trust Agreement also permits the Depositor and the Owner Trustee, on behalf of the Issuer, with certain exceptions as therein provided, to amend certain terms and conditions set forth in the Trust Agreement with the consent of the Holders of Notes evidencing not less than 66⅔% of the Note Balance or, if the Notes have been paid in full, the Majority Certificateholders.  Any such consent by the Certificateholder shall be conclusive and binding on such Certificateholder and on all future Certificateholders and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate may be registered in the Certificate Register upon surrender of this Certificate for registration of Transfer at the Corporate Trust Office of the Indenture Trustee and a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Certificateholder or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates in any authorized denomination and in the same aggregate Certificate Percentage Interests will be issued to the designated transferee or transferees.  No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection therewith.  The initial Certificate Registrar appointed under the Trust Agreement is the Indenture Trustee.

Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have represented and warranted that such Certificateholder is not (i) a Benefit Plan or other employee benefit plan or arrangement that is any plan subject to Similar Law or (ii) a Person acting on behalf of a Benefit Plan or other employee benefit plan or arrangement that is any plan subject to Similar Law or a Person using the assets of a Benefit Plan or other employee benefit plan or arrangement that is any plan subject to Similar Law to effect the transfer of such Certificate.

The Certificates are issuable only in registered form in denominations as provided in the Trust Agreement, subject to certain limitations therein set forth.

The Owner Trustee, the Certificate Registrar and any Paying Agent may treat the Person in whose name this Certificate is registered in the Certificate Register (as of the day of determination) as the owner of this Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

The Trust Agreement, with certain exceptions therein provided, shall terminate and be of no further force or effect and the Issuer shall dissolve upon the earlier of (i) the payment to the Servicer, the Trustees and the Securityholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and the Trust Agreement, (ii) the Payment Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Issuer or (iii) upon the purchase of the Receivables by the Servicer in connection with an Optional Purchase and retirement of the Securities.

ASSIGNMENT

SOCIAL SECURITY NUMBER
OR OTHER IDENTIFICATION
NUMBER OF ASSIGNEE:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________, attorney, to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated:

EXHIBIT B

CERTIFICATE OF TRUST OF
MERCEDES-BENZ AUTO RECEIVABLES TRUST 2025-1

This Certificate of Trust of Mercedes-Benz Auto Receivables Trust 2025-1 (the “Trust”), is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.            Name.  The name of the statutory trust formed by this Certificate of Trust is Mercedes-Benz Auto Receivables Trust 2025-1.

2.            Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890, Attention: Corporate Trust Administration.

3.            Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee of the Trust

By:
Name:
Title:

B-1

EXHIBIT C

FORM OF REPURCHASE REQUEST NOTICE

___________, 20__

Mercedes-Benz Financial Services USA LLC
35555 W. Twelve Mile Road, Suite 100
Farmington Hills, Michigan  48331-3552
Attention:  Steven C. Poling

Re:	Mercedes-Benz Auto Receivables Trust 2025-1
Noteholder Request to Repurchase Receivables

Ladies and Gentlemen:

Reference is hereby made to (i) the Indenture, dated as of January 1, 2025 (the “Indenture”), between Mercedes-Benz Auto Receivables Trust 2025-1, as issuer (the “Issuer”), and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and (ii) the Amended and Restated Trust Agreement of the Issuer, dated as of January 1, 2025, between Mercedes-Benz Retail Receivables LLC, as depositor (the “Depositor”), and Wilmington Trust, National Association, as owner trustee (in such capacity, the “Owner Trustee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[During the period from and including ____, 20__ to but excluding  ____, 20__, the Owner Trustee received no requests from Noteholders requesting that Receivables be repurchased by the Seller pursuant to Section 2.05 of the Sale and Servicing Agreement or Section 3.04 of the Receivables Purchase Agreement.]

[During the period from and including ____, 20__ to but excluding  ____, 20__, the Owner Trustee received one or more requests from Noteholders requesting that Receivables be repurchased by the Seller pursuant to Section 2.05 of the Sale and Servicing Agreement or Section 3.04 of the Receivables Purchase Agreement.  The details of such requests are set forth below:]

Date of Request	Number of Receivables Subject to Request	Aggregate Principal Balance of Receivables Subject to Request

C-1

It is expressly understood and agreed by the parties hereto that (i) this Notice is executed and delivered by the Owner Trustee, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) the Owner Trustee has not verified and has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer hereunder and (v) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation,  representation, warranty or covenant made or undertaken by the Issuer under this Notice or any other related documents.

Very truly yours,

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

C-2